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                                                                    EXHIBIT 16.1




March 18, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Sir/Madam:

We have read section (a) of Item 4 included in the Form 8-K/A dated March
18, 2002 of Introgen Therapeutics, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP


Copy to:   Mr. James W. Albrecht, Jr., Chief Financial Officer,
           Introgen Therapeutics, Inc.